Exhibit 99.01
Cadence Reports Second Quarter 2015 Financial Results
Cadence Announces New Stock Repurchase Program
SAN JOSE, Calif. — July 27, 2015 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the second quarter of fiscal year 2015.
Cadence reported second quarter 2015 revenue of $416 million, compared to revenue of $379 million reported for the same period in 2014. On a GAAP basis, Cadence recognized net income of $58 million, or $0.19 per share on a diluted basis, in the second quarter of 2015, compared to net income of $23 million, or $0.08 per share on a diluted basis, for the same period in 2014.
Using the non-GAAP measure defined below, net income in the second quarter of 2015 was $85 million, or $0.27 per share on a diluted basis, as compared to net income of $64 million, or $0.21 per share on a diluted basis, for the same period in 2014.
“The second quarter was highlighted by the introduction of more innovative new products, key wins with market shaping customers and strong financial performance,” said Lip-Bu Tan, president and chief executive officer. “We launched the Genus™ Synthesis Solution, our next-generation RTL physical synthesis engine, and the Indago™ Debug Platform, which uses big data techniques to speed the verification process. Cadence has now introduced more than a dozen innovative new products in the past two years.”
Mr. Tan continued, “We are pleased to announce a new $1.2 billion stock repurchase program, which reflects our ongoing thoughtful review of all aspects of our business and capital structure. We are committed to enhancing shareholder value through a balanced approach that drives growth, invests in innovation and returns capital to our shareholders.”
“Cadence had a strong Q2,” added Geoff Ribar, senior vice president and chief financial officer. “With the announcement of our new stock repurchase program, we continue to allocate capital to the highest return opportunities by investing in profitable growth, maintaining an efficient capital structure that provides necessary flexibility to meet the needs of the business and returning capital to shareholders.”
Cadence’s new $1.2 billion stock repurchase program replaces its existing $450 million program. Cadence expects to repurchase $1.2 billion of its common stock over the next six quarters through the end of fiscal 2016. The actual timing and amount of repurchases will be subject to business and market conditions, corporate and regulatory requirements, acquisition opportunities and other factors. The stock repurchase program may be suspended, modified or discontinued at any time, and will be funded by U.S. cash on hand, future U.S. cash flow and additional debt.
Business Outlook
For the third quarter of 2015, the company expects total revenue in the range of $423 million to $433 million. Third quarter GAAP net income per diluted share is expected to be in the range of $0.17 to $0.19. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.25 to $0.27.
For 2015, the company expects total revenue in the range of $1.685 billion to $1.715 billion. On a GAAP basis, net income per diluted share for 2015 is expected to be in the range of $0.63 to $0.69. Using the non-GAAP measure defined below, net income per diluted share for 2015 is expected to be in the range of $1.00 to $1.06.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled
Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a second quarter 2015 financial results audio webcast today, July 27, 2015, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 27, 2015 at 5 p.m. (Pacific) and ending September 18, 2015 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo, Genus and Indago are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s second quarter 2015 financial results and Cadence’s intention to repurchase shares of its common stock under its stock repurchase program, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a generally accepted accounting principles, or GAAP, basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets and debt discount related to convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration and retention expenses for employees added from our 2013 and 2014 acquisitions, special charges (comprised of costs related to a voluntary retirement program), investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments. For 2015, Cadence is applying a non-GAAP income tax rate of 23 percent, down from 26 percent used in fiscal 2014, based on forecasted increases in foreign earnings that are expected to lower Cadence's long-term non-GAAP effective income tax rate.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides supplemental information to Cadence’s management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence’s business from the same perspective as Cadence’s management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	July 4, 2015	June 28, 2014
	(unaudited)
(in thousands)
Net income on a GAAP basis	$58,160	$23,263
Amortization of acquired intangibles	16,224	14,192
Stock-based compensation expense	21,703	19,077
Non-qualified deferred compensation expenses	37	1,047
Restructuring and other charges (credits)	(498)	(26)
Acquisition and integration-related costs	1,681	8,787
Special charges*	—	10,357
Amortization of debt discount on convertible notes	2,470	4,241
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(311)	(1,480)
Income tax effect of non-GAAP adjustments	(14,091)	(15,849)
Net income on a non-GAAP basis	$85,375	$63,609

*	Comprised of costs related to a voluntary retirement program.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	July 4, 2015	June 28, 2014
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.19	$0.08
Amortization of acquired intangibles	0.05	0.05
Stock-based compensation expense	0.07	0.06
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	—	0.03
Special charges*	—	0.03
Amortization of debt discount on convertible notes	0.01	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)
Diluted net income per share on a non-GAAP basis	$0.27	$0.21
Shares used in calculation of diluted net income per share — GAAP***	313,665	305,755
Shares used in calculation of diluted net income per share — non-GAAP***	313,665	305,755

*	Comprised of costs related to a voluntary retirement program.

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

***
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 18, 2015, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s third quarter 2015 earnings release is published, which is currently scheduled for October 26, 2015.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Mark Plungy
Cadence Design Systems, Inc.
408-944-7039
publicrelations@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
July 4, 2015 and January 3, 2015
(In thousands)
(Unaudited)

	July 4, 2015	January 3, 2015
Current assets:
Cash and cash equivalents	$647,851	$932,161
Short-term investments	96,560	90,445
Receivables, net	131,325	122,492
Inventories	62,172	56,394
2015 notes hedges	—	523,930
Prepaid expenses and other	129,320	126,313
Total current assets	1,067,228	1,851,735
Property, plant and equipment, net of accumulated depreciation of $569,202 and $552,551, respectively	229,838	230,112
Goodwill	553,831	553,767
Acquired intangibles, net of accumulated amortization of $185,382 and $154,814, respectively	328,338	360,932
Long-term receivables	1,628	3,644
Other assets	199,790	209,366
Total assets	$2,380,653	$3,209,556
Current liabilities:
Convertible notes	$—	$342,499
2015 notes embedded conversion derivative	—	523,930
Accounts payable and accrued liabilities	202,794	225,375
Current portion of deferred revenue	324,569	301,287
Total current liabilities	527,363	1,393,091
Long-term liabilities:
Long-term portion of deferred revenue	36,402	54,726
Long-term debt	348,733	348,676
Other long-term liabilities	70,940	79,489
Total long-term liabilities	456,075	482,891
Stockholders’ equity	1,397,215	1,333,574
Total liabilities and stockholders’ equity	$2,380,653	$3,209,556

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended July 4, 2015 and June 28, 2014
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Revenue:
Product and maintenance	$384,951	$354,468	$768,588	$711,818
Services	30,932	24,320	58,661	45,520
Total revenue	415,883	378,788	827,249	757,338
Costs and expenses:
Cost of product and maintenance	31,715	37,707	73,774	79,904
Cost of services	20,040	16,706	38,566	31,608
Marketing and sales	96,662	98,611	196,930	196,934
Research and development	157,974	152,672	320,970	299,138
General and administrative	27,467	32,042	55,109	60,786
Amortization of acquired intangibles	6,119	5,579	12,350	10,789
Restructuring and other charges (credits)	(498)	(26)	3,861	370
Total costs and expenses	339,479	343,291	701,560	679,529
Income from operations	76,404	35,497	125,689	77,809
Interest expense	(8,180)	(7,369)	(19,934)	(14,637)
Other income, net	1,347	1,635	6,128	5,017
Income before provision for income taxes	69,571	29,763	111,883	68,189
Provision for income taxes	11,411	6,500	17,464	11,856
Net income	$58,160	$23,263	$94,419	$56,333
Net income per share - basic	$0.20	$0.08	$0.33	$0.20
Net income per share - diluted	$0.19	$0.08	$0.30	$0.19
Weighted average common shares outstanding - basic	285,297	283,344	284,910	282,480
Weighted average common shares outstanding - diluted	313,665	305,755	312,756	303,395

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended July 4, 2015 and June 28, 2014
(In thousands)
(Unaudited)

	Six Months Ended
	July 4, 2015	June 28, 2014
Cash and cash equivalents at beginning of period	$932,161	$536,260
Cash flows from operating activities:
Net income	94,419	56,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,963	53,609
Amortization of debt discount and fees	8,971	9,814
Stock-based compensation	43,564	37,941
Gain on investments, net	(1,590)	(5,128)
Deferred income taxes	7,097	4,778
Other non-cash items	1,142	3,694
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(8,078)	5,336
Inventories	(6,243)	(12,266)
Prepaid expenses and other	(8,036)	(13,602)
Other assets	1,117	(1,273)
Accounts payable and accrued liabilities	(20,653)	(13,550)
Deferred revenue	5,827	(23,740)
Other long-term liabilities	(8,058)	(4,983)
Net cash provided by operating activities	168,442	96,963
Cash flows from investing activities:
Purchases of available-for-sale securities	(59,516)	(77,490)
Proceeds from the sale of available-for-sale securities	37,586	54,601
Proceeds from the maturity of available-for-sale securities	15,600	23,799
Proceeds from the sale of long-term investments	2,293	—
Purchases of property, plant and equipment	(24,067)	(17,715)
Cash paid in business combinations and asset acquisitions, net of cash acquired	—	(163,685)
Net cash used for investing activities	(28,104)	(180,490)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	100,000
Payment of convertible notes	(349,999)	—
Payment of convertible notes embedded conversion derivative liability	(530,643)	—
Proceeds from convertible notes hedges	530,643	—
Payment of acquisition-related contingent consideration	—	(1,835)
Excess tax benefits from stock-based compensation	10,097	2,642
Proceeds from issuance of common stock	38,167	36,482
Stock received for payment of employee taxes on vesting of restricted stock	(15,814)	(12,292)
Payments for repurchases of common stock	(93,076)	(25,032)
Net cash provided by (used for) financing activities	(410,625)	99,965
Effect of exchange rate changes on cash and cash equivalents	(14,023)	4,718
Increase (decrease) in cash and cash equivalents	(284,310)	21,156
Cash and cash equivalents at end of period	$647,851	$557,416

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2014					2015
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	45%	44%	46%	47%	45%	47%	48%
Asia	23%	23%	22%	22%	23%	24%	23%
Europe, Middle East and Africa	20%	22%	21%	21%	21%	19%	20%
Japan	12%	11%	11%	10%	11%	10%	9%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2014					2015
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification, including Emulation Hardware	23%	21%	23%	21%	22%	23%	21%
Digital IC Design and Signoff	30%	30%	29%	28%	29%	28%	29%
Custom IC Design	27%	28%	27%	28%	27%	27%	27%
System Interconnect and Analysis	10%	11%	10%	11%	11%	11%	11%
IP	10%	10%	11%	12%	11%	11%	12%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
As of July 27, 2015
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending October 3, 2015	Year Ending January 2, 2016
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.17 to $0.19	$0.63 to $0.69
Amortization of acquired intangibles	0.05	0.21
Stock-based compensation expense	0.08	0.30
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges	—	0.01
Acquisition and integration-related costs	—	0.02
Amortization of debt discount on convertible notes	—	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.19)
Diluted net income per share on a non-GAAP basis†	$0.25 to $0.27	$1.00 to $1.06

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
As of July 27, 2015
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending October 3, 2015	Year Ending January 2, 2016
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$52 to $58	$195 to $214
Amortization of acquired intangibles	16	64
Stock-based compensation expense	24	93
Non-qualified deferred compensation expenses	—	1
Restructuring and other charges	—	4
Acquisition and integration-related costs	1	8
Amortization of debt discount on convertible notes	—	7
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(2)
Income tax effect of non-GAAP adjustments	(15)	(59)
Net income on a non-GAAP basis†	$78 to $84	$311 to $330

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended July 4, 2015
(In thousands)
(Unaudited)

	Three Months Ended
	July 4, 2015
	GAAP	Adjustments		Non-GAAP*
Revenue:
Product and maintenance	$384,951	$—		$384,951
Services	30,932	—		30,932
Total revenue	415,883	—		415,883
Costs and expenses:
Cost of product and maintenance	31,715	(10,660)	(A)	21,055
Cost of services	20,040	(810)	(A)	19,230
Marketing and sales	96,662	(5,338)	(A)	91,324
Research and development	157,974	(12,974)	(A)	145,000
General and administrative	27,467	(3,744)	(A)	23,723
Amortization of acquired intangibles	6,119	(6,119)	(A)	—
Restructuring and other charges (credits)	(498)	498		—
Total costs and expenses	339,479	(39,147)		300,332
Income from operations	76,404	39,147		115,551
Interest expense	(8,180)	2,470	(B)	(5,710)
Other income, net	1,347	(311)	(C)	1,036
Income before provision for income taxes	69,571	41,306		110,877
Provision for income taxes	11,411	14,091	(D)	25,502
Net income	$58,160	$27,215		$85,375
* The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.
Notes:
(A) For the three months ended July 4, 2015 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses (credits)	Acquisition and integration-related costs	Total adjustments
Cost of product and maintenance	$10,105	$558	$(3)	$—	$10,660
Cost of services	—	815	(5)	—	810
Marketing and sales	—	5,236	(12)	114	5,338
Research and development	—	11,401	22	1,551	12,974
General and administrative	—	3,693	35	16	3,744
Amortization of acquired intangibles	6,119	—	—	—	6,119
Total	$16,224	$21,703	$37	$1,681	$39,645
(B) Amortization of debt discount related to convertible notes
(C) Other income or expense related to investments and non-qualified deferred compensation plan assets
(D) Income tax effect of non-GAAP adjustments

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended June 28, 2014
(In thousands)
(Unaudited)

	Three Months Ended
	June 28, 2014
	GAAP	Adjustments		Non-GAAP*
Revenue:
Product and maintenance	$354,468	$—		$354,468
Services	24,320	—		24,320
Total revenue	378,788	—		378,788
Costs and expenses:
Cost of product and maintenance	37,707	(9,504)	(E)	28,203
Cost of services	16,706	(1,384)	(E)	15,322
Marketing and sales	98,611	(6,992)	(E)	91,619
Research and development	152,672	(21,177)	(E)	131,495
General and administrative	32,042	(8,824)	(E)	23,218
Amortization of acquired intangibles	5,579	(5,579)	(E)	—
Restructuring and other charges (credits)	(26)	26		—
Total costs and expenses	343,291	(53,434)		289,857
Income from operations	35,497	53,434		88,931
Interest expense	(7,369)	4,241	(F)	(3,128)
Other income, net	1,635	(1,480)	(G)	155
Income before provision for income taxes	29,763	56,195		85,958
Provision for income taxes	6,500	15,849	(H)	22,349
Net income	$23,263	$40,346		$63,609
* The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.
Notes:
(E) For the three months ended June 28, 2014 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Acquisition and integration-related costs	Special charges (I)	Total adjustments
Cost of product and maintenance	$8,613	$485	$5	$—	$401	$9,504
Cost of services	—	709	8	—	667	1,384
Marketing and sales	—	4,560	20	499	1,913	6,992
Research and development	—	9,701	642	4,980	5,854	21,177
General and administrative	—	3,622	372	3,308	1,522	8,824
Amortization of acquired intangibles	5,579	—	—	—	—	5,579
Total	$14,192	$19,077	$1,047	$8,787	$10,357	$53,460
(F) Amortization of debt discount related to convertible notes
(G) Other income or expense related to investments and non-qualified deferred compensation plan assets
(H) Income tax effect of non-GAAP adjustments
(I) Comprised of costs related to a voluntary retirement program